UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2015

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-19514 (Commission File Number)	73-1521290 (I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

Employment Agreement with the Chief Financial Officer

On March 13, 2015, we entered into an employment agreement with Aaron Gaydosik, our Chief Financial Officer. The employment agreement provides for a three-year term commencing as of August 11, 2014, which will be extended for successive one-year periods unless we or the executive elects to not extend the term. Mr. Gaydosik’s initial annual base salary was $300,000, increasing to $309,000 effective January 1, 2015, which can be increased from time to time by the compensation committee, but not decreased. Subject to the achievement of certain performance goals as determined by our board of directors or the compensation committee for each fiscal year, Mr. Gaydosik is eligible to receive a target annual bonus of 75%, and a maximum target bonus of up to 200%, of his annual base salary, provided he remains employed by us on the payment date. Mr. Gaydosik is also entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Under his employment agreement, Mr. Gaydosik is eligible to participate in our 2013 Restated Stock Incentive Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award, with a target level of 300% of his base salary, in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards will be determined by the compensation committee in its sole discretion. If Mr. Gaydosik’s employment terminates prior to any scheduled vesting date then, except if he is involuntarily terminated without “cause” (as defined below) or as expressly provided in any existing or future equity award, he will forfeit all rights and interests in and to such unvested equity awards. If Mr. Gaydosik is terminated for “cause,” he will forfeit all rights and interests in and to all outstanding equity awards, whether vested or unvested.

Mr. Gaydosik has agreed to certain restrictive covenants in his employment agreement, including, without limitation, his agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Mr. Gaydosik’s affiliation with us and for a period of 12 months thereafter. Mr. Gaydosik’s continued employment with us is terminable by either party. We may terminate Mr. Gaydosik’s employment at any time, with or without advance notice. Mr. Gaydosik may terminate the employment relationship at any time and for any reason. However, if (i) we terminate Mr. Gaydosik’s employment without “cause,” or (ii) Mr. Gaydosik resigns for “good reason” (as defined below), then Mr. Gaydosik will be entitled to severance pay in an amount equal to 12 months’ base salary plus target bonus; provided, in each case, that the executive continues to comply with the restrictive covenants described above and the executive executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Mr. Gaydosik’s employment is terminated for “cause” (as defined below), our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date.

If Mr. Gaydosik’s employment with us or our successor is terminated on or before the second anniversary of the date of occurrence of a “change of control” (as defined below) either (a) by us or our successor other than for “cause” or (b) by Mr. Gaydosik for “good reason,” then, in addition to the benefits described above, (i) all equity awards that have been granted to Mr. Gaydosik that would have vested at any time after the date of Mr. Gaydosik’s termination solely as a result of Mr. Gaydosik’s continued service to the Company will immediately vest on the date of termination, and (ii) Mr. Gaydosik will be entitled to receive a lump sum payment equal to his base salary and annual bonus during the two year period after his termination and the continuation of COBRA coverage for 18 months.

Employment Agreement with the Chief Operating Officer

On March 13, 2015, we entered into an employment agreement with Ross Kirtley, our Chief Operating Officer. The employment agreement provides for a two-year term commencing as of April 22, 2014, which will be extended for successive one-year periods unless we or the executive elects to not extend the term. Mr. Kirtley’s initial annual base salary was $325,000, increasing to $338,000 effective January 1, 2015, which can be increased from time to time by the compensation committee, but not decreased. Subject to the achievement of certain performance goals as determined by our board of directors or the compensation committee for each fiscal year, Mr. Kirtley is eligible to receive a target annual bonus of 75%, and a maximum target bonus of up to 200%, of his annual base salary, provided he remains employed by us on the payment date. Mr. Kirtley is also entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Under his employment agreement, Mr. Kirtley is eligible to participate in our 2013 Restated Stock Incentive Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award, with a target level of 300% of his base salary, in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards will be determined by the compensation committee in its sole discretion. If Mr. Kirtley’s employment terminates prior to any scheduled vesting date then, except as expressly provided in any existing or future equity award, he will forfeit all rights and interests in and to such unvested equity awards. If Mr. Kirtley is terminated for “cause,” he will forfeit all rights and interests in and to all outstanding equity awards, whether vested or unvested.

Mr. Kirtley has agreed to certain restrictive covenants in his employment agreement, including, without limitation, his agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Mr. Kirtley’s affiliation with us and for a period of 12 months thereafter. Mr. Kirtley’s continued employment with us is terminable by either party. We may terminate Mr. Kirtley’s employment at any time, with or without advance notice. Mr. Kirtley may terminate the employment relationship at any time and for any reason. However, if (i) we terminate Mr. Kirtley’s employment without “cause,” or (ii) Mr. Kirtley resigns for “good reason” (as defined below), then Mr. Kirtley will be entitled to severance pay in an amount equal to 12 months’ base salary plus target bonus; provided, in each case, that the executive continues to comply with the restrictive covenants described above and the executive executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Mr. Kirtley’s employment is terminated for “cause” (as defined below), our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date.

If Mr. Kirtley’s employment with us or our successor is terminated on or before the second anniversary of the date of occurrence of a “change of control” (as defined below) either (a) by us or our successor other than for “cause” or (b) by Mr. Kirtley for “good reason,” then, in addition to the benefits described above, (i) all equity awards that have been granted to Mr. Kirtley that would have vested at any time after the date of Mr. Kirtley’s termination solely as a result of Mr. Kirtley’s continued service to the Company will immediately vest on the date of termination, and (ii) Mr. Kirtley will be entitled to receive a lump sum payment equal to his base salary and annual bonus during the two year period after his termination and the continuation of COBRA coverage for 18 months.

Certain Defined Terms in Employment Agreements

Under the employment agreements with Messrs. Gaydosik and Kirtley:

A “change of control” will be deemed to have occurred upon the occurrence of any of the following: (a) any consolidation or merger of us into or with another person or entity pursuant to which our shares of common stock would be converted into cash, securities or other property, other than any consolidation or merger in which the persons who were our stockholders immediately prior to the consummation of such consolidation or merger are the beneficial owners, immediately following the consummation of such consolidation or merger, of more than 50% of the combined voting power of the then outstanding voting securities of the person or entity surviving or resulting from such consolidation or merger; (b) any sale, lease or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets; or (c) the approval by our stockholders of any plan or proposal for our liquidation or dissolution.

“Cause” is generally defined as such named executive officer’s (a) gross misconduct in performing his duties, (b) material breach of his employment agreement or the Company’s Code of Conduct, (c) conviction of, or a plea of guilty or nolo contendere to, a criminal act that constitutes a felony or any crime of moral turpitude, or (d) failure to comply with directives of our board of directors.

“Good Reason” means without the executive’s consent (i) a material diminution in the duties, authority or responsibilities of the executive or a material breach of his employment agreement by us, or (ii) requiring the executive to relocate his principal place of employment to a location that is more than 35 miles from the location of our principal office in the Oklahoma City area as of the effective date of his employment agreement, provided that we fail to cure such material diminution, breach or relocation with 30 days of receipt of a written notice from the executive of such event, provided, however, that such notice must be provided by the executive within 90 days following the occurrence of such event.

The preceding summaries of the employment agreements with Messrs. Gaydosik and Kirtley are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above regarding compensatory arrangements with our Chief Financial Officer and our Chief Operating Officer under the terms of their respective employment agreements is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

10.1+	Employment Agreement, effective as of August 11, 2014, by and between Gulfport Energy Corporation and Aaron Gaydosik.

10.2+	Employment Agreement, effective as of April 22, 2014, by and between Gulfport Energy Corporation and Ross Kirtley.

+	Management contract, compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: March 19, 2015	By:	/s/ MICHAEL G. MOORE Michael G. Moore Chief Executive Officer and President

Exhibit Index

Number	Exhibit

10.1+	Employment Agreement, effective as of August 11, 2014, by and between Gulfport Energy Corporation and Aaron Gaydosik.

10.2+	Employment Agreement, effective as of April 22, 2014, by and between Gulfport Energy Corporation and Ross Kirtley.

+	Management contract, compensatory plan or arrangement.